Exhibit 99.1

Contact: Andre Scholz

Phone: 1-212-239-8210                                                                                                                      FOR IMMEDIATE RELEASE

E-mail: ascholz@kiwiboxinc.com

KIWIBOX.COM: AN ONLINE COMMUNITY TO EXPLORE, CONNECT, PARTY

KWICK! RANKS SECOND IN SOCIAL MEDIA SITES AND ANDROID DATING APPS!

New York, November 7, 2011/ PR Newswire/ – Kiwibox.com (OTC: KIWB), proudly announces that KWICK!, its recently acquired Germany-based social network, is ranked as one of the top social media sites and Android mobile phone dating applications in Germany!

For the 6th consecutive year, KWICK! has been ranked as one of top German websites in its category of the over  6,000 analyzed and index listed by The Book of Web Addresses 2012. Amongst the thousands of Web addresses reviewed, KWICK! continues to be recognized as one of the most popular web addresses in its social community network category for connecting the German community. The Book of Web Addresses 2012 is available in all German bookstores and is a leading internet trade organization publication.

Challenging for the top rated German phone app for dating, KWICK!’s Android mobile apps have duplicated its website’s social network connections for members’ phone activities. Currently second only to Zoosk, KWICK! and its mobile apps have given a positive balance to personal and private endeavors online. Zoosk, with over 50 million users, is the highest ranked dating App on Facebook.  Yet KWICK!, with well over 50,000 downloads and an average rating of 4.3 out of 5 stars, has rapidly become known as one of the best dating applications in the Android marketplace.

Supported by  KWICK!'s vast web, mobile technologies, and ever expanding user base, the Kiwibox.com network is poised to instantly respond to the ever-evolving market trends that are influenced via social connections throughout its expanding network.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In 2008, the company launched a new version, Kiwibox 2.0 and in October 2009 the company launched Kiwibox 3.0, shifting its audience focus from teenagers to young adults. The new platform brings the community to the next level with the latest social network technology. As of December 31, 2009, Kiwibox Media Inc. merged with Magnitude Information Systems and renamed itself to Kiwibox.com, Inc. the New York-based social network. In the beginning of 2011 Kiwibox acquired Pixunity.de, a photoblog community and launched a U.S. version of this community in the  summer of  2011.  Effective  July 1,  2011 Kiwibox.com, Inc. became the owner of Kwick! – a top  social network community based in Germany. Kiwibox.com shares are freely traded on the bulletin board under the symbol KIWB.OB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, and its ability to expand its membership, users and internet brand. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates;  the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach  and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on  its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.